Exhibit 99.1

NEWS RELEASE

SELLAS Announces Executive Leadership Reorganization and Prioritization of Commercialization Partnerships

3/8/2024

NEW YORK, March 08, 2024 (GLOBE NEWSWIRE) -- SELLAS Life Sciences Group, Inc. (NASDAQ: SLS) (“SELLAS’’ or the “Company”), a late-stage clinical biopharmaceutical company focused on the development of novel therapies for a broad range of cancer indications, today announced that it has streamlined its executive leadership to further focus on advancing the Company’s clinical programs while optimizing resource allocation. As part of this effort, Senior Vice President, Chief Commercial Officer, Robert Francomano and Executive Vice President, General Counsel and Corporate Secretary, Barbara Wood, will be departing the Company.

“As part of our efforts to rapidly advance our clinical pipeline, we continue to streamline our operations to effectively and efficiently deliver on our key business objectives,” said Angelos Stergiou, MD, ScD h.c., President and Chief Executive Officer of SELLAS. “As I mentioned on the January shareholder call, our focus remains on shareholder value through the development of our assets and tight financial stewardship and exploration of commercial partnerships with the assistance of Stifel Financial Corp. I am confident that SELLAS has the right leadership in place to drive forward all of our clinical programs and I look forward to upcoming interim analysis of the Phase 3 REGAL trial of GPS in AML and reporting topline data from our Phase 2a SLS009 r/r AML trial this quarter and additional data in the second quarter, and topline data from the Phase 1b/2 study of SLS009 in PTCL in the second quarter. Additionally, we made significant strides in commercial market access, pricing strategies, and reimbursement initiatives positioning SELLAS for continued success in the Phase 3 REGAL trial of GPS and its potential as a new treatment for AML patients.”

Dr. Stergiou continued: “I would like to thank Robert and Barbara for their leadership, dedication, and unwavering contributions to help bring SELLAS to this point of development. I wish them the very best in their future endeavors.”

In line with the Company’s commitment to maintaining operational excellence, SELLAS is engaging the expertise of a seasoned commercial consultant with a proven track record of success, including launching Venetoclax. Stacy Yeung, recently promoted to Vice President, Associate General Counsel, and Head of Compliance, with 20 years of relevant experience will lead the Company’s legal and compliance functions.

About SELLAS Life Sciences Group, Inc.

SELLAS is a late-stage clinical biopharmaceutical company focused on the development of novel therapeutics for a broad range of cancer indications. SELLAS’ lead product candidate, GPS, is licensed from Memorial Sloan Kettering Cancer Center and targets the WT1 protein, which is present in an array of tumor types. GPS has potential as a monotherapy and combination with other therapies to address a broad spectrum of hematologic malignancies and solid tumor indications. The Company is also developing SLS009 (formerly GFH009), a small molecule, highly selective CDK9 inhibitor, which is licensed from GenFleet Therapeutics (Shanghai), Inc., for all therapeutic and diagnostic uses in the world outside of Greater China. For more information on SELLAS, please visit www.sellaslifesciences.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, forward-looking statements can be identified by terminology such as “plan,” “expect,” “anticipate,” “may,” “might,” “will,” “should,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend,” or “continue” and other words or terms of similar meaning. These statements include, without limitation, statements related to the GPS clinical development program and the timing for achievement of milestones. These forward-looking statements are based on current plans, objectives, estimates, expectations and intentions, and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties with oncology product development and clinical success thereof, the uncertainty of regulatory approval, and other risks and uncertainties affecting SELLAS and its development programs as set forth under the caption “Risk Factors” in SELLAS’ Annual Report on Form 10-K filed on March 16, 2023 and in its other SEC filings. Other risks and uncertainties of which SELLAS is not currently aware may also affect SELLAS’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date hereof. SELLAS undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Investor Contact

Bruce Mackle

Managing Director

LifeSci Advisors, LLC

SELLAS@lifesciadvisors.com

Source: SELLAS Life Sciences Group, Inc.